UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event
  reported: July 19, 2011

AMR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8400	75-1825172
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 Amon Carter Blvd.	Fort Worth, Texas	76155
(Address of principal executive offices)		(Zip code)

(817) 963-1234
(Registrant's telephone number)

   (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                      DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

AMR Corporation (AMR), the parent company of American Airlines, Inc. (American), is filing herewith a press release issued on July 21, 2011 as Exhibit 99.1, which is included herein.  This press release was issued to report that on July 19, 2011, Stephen M. Bennett was elected to the Boards of Directors of AMR and American.  Mr. Bennett will serve on the AMR Board’s Audit Committee. For his service on the Boards, Mr. Bennett will receive compensation from AMR pursuant to its current compensation arrangements for non-employee directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 AMR CORPORATION

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated:  July 21, 2011

CONTACT:      Sean Collins
Corporate Communications
Fort Worth, Texas
817-967-1577
                     mediarelations@aa.com

FOR RELEASE: Thursday, July 21, 2011

STEPHEN M. BENNETT JOINS AMR CORPORATION AND AMERICAN AIRLINES BOARD OF DIRECTORS

FORT WORTH, Texas ─ AMR Corporation and its wholly-owned subsidiary, American Airlines, Inc., announced today that Stephen M. Bennett, former President and CEO of Intuit, Inc., was appointed to the Board of Directors of each company effective July 19, 2011. Bennett will also serve as a member of the audit committee.
“Steve’s extraordinary combination of experience, intellect and talent will make him an invaluable member of the Board of Directors of AMR and American Airlines,” said Gerard Arpey, Chairman and CEO of AMR and American Airlines. “We are very pleased to have someone of his caliber join our company.”
Bennett served as President and Chief Executive Officer at Intuit Inc., a leader in e-finance, including financial software and Web-based services, from 2000 until his retirement in 2007. As CEO of Intuit, Bennett grew the company's business from $900 million to $2.6 billion in revenue, and the company's earnings more than quadrupled.
Previous to Intuit, he held several significant leadership positions at General Electric Company for more than 23 years, including Executive Vice President and Member of the Board of Directors for GE Capital, the financial services subsidiary of General Electric Corp. GE Capital is the world leader in numerous financial industries, including private label credit cards, commercial equipment leasing and vendor finance.
Bennett is currently a non-executive director of Qualcomm Inc. and Symantec Corporation.
“It is a privilege to serve on the boards of AMR and American Airlines, which have a long and proud history,” Bennett said. “I look forward to contributing to their long-term success.”

About American Airlines

American Airlines, American Eagle and AmericanConnection® serve 250 cities in 50 countries with, on average, more than 3,600 daily flights. The combined network fleet numbers more than 900 aircraft. American's award-winning website, AA.com®, provides users with easy access to check and book fares, plus personalized news, information and travel offers. American Airlines is a founding member of the oneworld® Alliance, which brings together some of the best and biggest names in the airline business, enabling them to offer their customers more services and benefits than any airline can provide on its own. Together, its members serve approximately 900 destinations with more than 9,000 daily flights to 145 countries and territories. American Airlines, Inc. and American Eagle Airlines, Inc. are subsidiaries of AMR Corporation. AmericanAirlines, American Eagle, AmericanConnection, AA.com, and AAdvantage are trademarks of American Airlines, Inc. (NYSE: AMR).

###

Current AMR Corp. releases can be accessed on the Internet.
The address is http://www.aa.com